Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES SECOND QUARTER 2022 RESULTS

– Net Income of $0.18 Per Fully Diluted Share –

– Core FFO of $0.29 Per Fully Diluted Share –

– $1.2 Billion of Liquidity, No Outstanding Debt Maturities Until November 2024 –

– 2022 Guidance Updated –

New York, New York, July 27, 2022 – Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”) is a REIT that owns and manages office, retail and multifamily assets in Manhattan and the greater New York metropolitan area. ESRT owns the Empire State Building, the World’s Most Famous Building, and Tripadvisor’s 2022 Travelers’ Choice Best of the Best Awards #1 attraction in the U.S. and #3 attraction in the world, the newly reimagined and iconic Empire State Building Observatory. Today the Company reported its operational and financial results for the second quarter of 2022.

Second Quarter 2022 and Recent Highlights

•	Net Income of $0.18 per fully diluted share.

•

Core Funds From Operations (“Core FFO”) of $0.29 per fully diluted share in second quarter 2022, compared to $0.18 per fully diluted share in second quarter 2021. Second quarter Core FFO included $0.07 of lease termination fee income for space that was released as part of a tenant expansion.

•	Same-Store Property Cash Net Operating Income (“NOI”) excluding lease termination fees decreased 7.1% from the second quarter of 2021, primarily driven by the normalization of operating expenses.

•	Total commercial portfolio is 87.8% leased; Manhattan office portfolio is 88.3% leased.

•

Signed a total of 320,225 rentable square feet of new, renewal, and several large long-term expansion leases, including iCapital for two full floors for 59,000 square feet at One Grand Central Place and Burlington Merchandising Corporation for 35,000 square feet at 1400 Broadway, and 18 prebuilt leases in the Manhattan office portfolio.

•	Empire State Building Observatory (ESBO) NOI was $19.6 million for the second quarter 2022, which represented approximately 80% of 2019 second quarter NOI levels.

•

Notably, the ESBO was named the #1 attraction in the U.S. and #3 worldwide by Tripadvisor’s 2022 Travelers’ Choice Best of the Best Awards. In the second quarter, the ESBO hosted 573,000 visitors. Year to date, ESBO has already surpassed one million visitors.

•

Repurchased $53.7 million of common stock at a weighted average price of $7.90 per share in the second quarter and through July 21, 2022. The stock repurchase program began in March 2020 and through July 21, 2022, approximately $256 million at a weighted average price of $8.48 per share has been repurchased.

•

Selected as a 2022 Platinum Green Lease Leader by the U.S. Department of Energy’s (DOE) Better Buildings Alliance and the Institute for Market Transformation (IMT). ESRT is one of only nine awardees to achieve the new highest Platinum distinction. With this award, ESRT is recognized for its integration of high-performance leasing and sustainability practices into business operations, which deliver energy efficiency, cost savings, air quality, and sustainability for our tenants.

Property Operations

As of June 30, 2022, the Company’s property portfolio contained 9.2 million rentable square feet of office space, 0.7 million rentable square feet of retail space and 625 residential units across two multifamily properties, which were occupied and leased as shown below.

	June 30, 2022	March 31, 2022	June 30, 2021
Percent occupied:
Total commercial portfolio	84.3%	83.0%	85.2%
Total office	83.7%	82.4%	85.0%
Manhattan office	84.0%	83.9%	87.2%
GNYMA office[1]	82.2%	76.2%	76.1%
Total retail[2]	92.0%	91.1%	88.5%
Total multifamily portfolio	98.4%	97.6%	N/A
Percent leased (includes signed leases not commenced):
Total commercial portfolio	87.8%	87.0%	88.2%
Total office	87.4%	86.6%	87.9%
Manhattan office	88.3%	88.6%	89.9%
GNYMA office[1]	83.5%	78.5%	79.8%
Total retail[2]	92.4%	91.5%	92.0%

[1]	“GNYMA office” for the period ending June 30, 2022 reflects the removal of 383 Main Avenue, Norwalk, CT.
[2]	“Total retail” for the periods ending March 31, 2022 and June 30, 2022 includes the retail assets acquired as part of the multifamily acquisition completed in late-December 2021.

Leasing

The tables below summarize leasing activity for the three months ended June 30, 2022:

Total Portfolio

Total Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf - leases executed	Previously escalated cash rents psf	% of new cash rent over / under previously escalated rents
Office	34	316,949	$60.28	$58.25	3.5%
Retail	3	3,276	$115.08	$115.54	(0.4%)
Total Overall	37	320,225	$60.86	$58.86	3.4%

Manhattan Office Portfolio

Manhattan Office Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf - leases executed	Previously escalated cash rents psf	% of new cash rent over / under previously escalated rents
New Office	13	159,970	$67.84	$62.70	8.2%
Renewal Office	14	99,690	$58.43	$58.28	0.3%
Total Office	27	259,660	$64.23	$61.00	5.3%

Observatory Results

For the second quarter of 2022, the Observatory hosted approximately 573,000 visitors, compared to 162,000 visitors in the second quarter 2021. Observatory revenue was $27.4 million, expenses were $7.8 million, and NOI was $19.6 million. Second quarter visitation was in line with the hypothetical forecast of 60% of 2019 levels. Notably, second quarter NOI was approximately 80% of 2019 levels, which reflected higher per cap revenue from our visitors as part of our conversion to a reservations-only operation with a focus on customer satisfaction and reduction of lines. The Company’s hypothetical forecast for Observatory admissions (as % of 2019 visitation) for the balance of 2022 is provided in the investor presentation posted on its website. The current forecast is unchanged from the prior presentation.

Balance Sheet

The Company had $1.2 billion of total liquidity as of June 30, 2022, which was comprised of $359 million of cash, plus $850 million available under its revolving credit facility. At June 30, 2022, the Company had total debt outstanding of approximately $2.3 billion, of which 95% was fixed-rate debt, with a weighted average interest rate of 3.9% per annum. The weighted average term to maturity was 6.9 years and the Company has no outstanding debt maturities until November 2024. At June 30, 2022, the Company’s pro-rata net debt to total market capitalization was 48.7% and net debt / adjusted EBITDA was 5.8x, or 5.6x if adjusted for full year EBITDA contribution from the multifamily acquisition completed in late-December 2021.

Dividend

On June 30, 2022, the Company paid a quarterly dividend of $0.035 per share or unit, as applicable, for the second quarter 2022 to holders of the Company’s Class A common stock (NYSE: ESRT) and Class B common stock and to holders of the Series ES, Series 250 and Series 60 partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR partnership units of Empire State Realty OP, L.P., the Company’s operating partnership (the “Operating Partnership”).

On June 30, 2022, the Company paid a quarterly preferred dividend of $0.15 per unit for the second quarter 2022 to holders of the Operating Partnership’s Series 2014 private perpetual preferred units and a preferred dividend of $0.175 per unit for the second quarter 2022 to holders of the Operating Partnership’s Series 2019 private perpetual preferred units.

2022 Earnings Outlook

The Company updated its 2022 Core FFO guidance to a revised range of $0.80 to $0.85 per fully diluted share. The higher range versus prior guidance reflects +$0.07 of lease termination fee income recognized in the second quarter. Other underlying guidance assumptions for the year remain unchanged. The Company’s current guidance does not include the impact of any significant future lease termination fee income or any potential acquisitions, dispositions or other capital markets activities beyond July 21, 2022. Key assumptions are included in the table below.

Key Assumptions	Current 2022 Guidance	Prior 2022 Guidance	2021 Actual	Comments
Earnings
Core FFO Per Fully Diluted Share	$0.80 to $0.85	$0.73 to $0.78	$0.70

•  +$0.07 vs. prior guidance due to lease termination fees recognized in 2Q22

•  Includes $0.02 from the multifamily acquisition that closed in late-December 2021

•  Includes ~270M fully diluted shares as of July 21, 2022

Same-Store (SS) Commercial Property Drivers
SS Occupancy at year-end	84% to 86%	84% to 86%	82.4%
SS Cash NOI (excluding lease termination fees)	-10% to -12% from 2021	-10% to -12% from 2021	$290M	• Primarily driven by normalization of operating expenses as building utilization increases; ~10% y/y increase in SS operating expenses • Also impacted by late-2021 occupancy decline
Observatory Drivers
Observatory NOI	$74M to $77M	$74M to $77M	$18M	• Base case reflects hypothetical Observatory admissions (as % of 2019 visitation) 70% in 3Q22 and 80% in 4Q22 • Reflects second half quarterly expenses of approximately $8M - $9M

	Low	High	2021 Actual
Net Income (loss) Attributable to Common Stockholders and the Operating Partnership	$0.12	$0.16	-$	0.05
Add:
Impairment Charge	—	—		0.03
Real Estate Depreciation & Amortization	0.77	0.77		0.71
Less:
Private Perpetual Distributions	0.02	0.02		0.02
Gain on Disposal of Real Estate, net	0.10	0.10		—

FFO Attributable to Common Stockholders and the Operating Partnership	$0.77	$0.82		$0.67
Add:
Amortization of Below Market Ground Lease	0.03	0.03		0.03

Core FFO Attributable to Common Stockholders and the Operating Partnership	$0.80	$0.85		$0.70

The estimates set forth above may be subject to fluctuations as a result of several factors, including the negative impact of the ongoing COVID-19 global pandemic on our business and our market, straight-line rent adjustments and the amortization of above and below-market leases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Investor Presentation Update

The Company has posted on the “Investors” section of its website (www.esrtreit.com) the latest investor presentation, which contains additional information on its businesses, financial condition and results of operations.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, July 28, 2022 at 12:00 pm Eastern time.

The webcast will be accessible on the “Investors” section of the Company’s website at www.esrtreit.com. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register and download and install any necessary audio software. The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780.

Starting shortly after the call until August 4, 2022, a replay of the webcast will be available on the Company’s website, and a dial-in replay will be available by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13730152.

The Supplemental Report and Investor Presentation are additional components of the quarterly earnings announcement and are now available on the “Investors” section of the Company’s website at www.esrtreit.com.

The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.esrtreit.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT) is a REIT that owns and manages office, retail and multifamily assets in Manhattan and the greater New York metropolitan area. ESRT owns the Empire State Building, the World’s Most Famous Building, and Tripadvisor’s 2022 Travelers’ Choice Best of the Best Awards #1 attraction in the U.S. and #3 attraction in the world, the newly reimagined and iconic Empire State Building Observatory. The company is a leader in healthy buildings, energy efficiency, and indoor environmental quality and has the lowest greenhouse gas emissions per square foot of any publicly traded REIT portfolio in New York City. As of June 30, 2022, ESRT’s portfolio is comprised of approximately 9.2 million rentable square feet of office space, 700,000 rentable square feet of retail space and 625 residential units across two multifamily properties. More information about Empire State Realty Trust can be found at esrtreit.com and by following ESRT on Facebook, Instagram, Twitter and LinkedIn.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) economic, market, political and social impact of, and uncertainty relating to, the COVID-19 pandemic; (ii) a failure of conditions or performance regarding any event or transaction described herein, (iii) resolution of legal proceedings involving the Company; (iv) reduced demand for office, multifamily or retail space, including as a result of the COVID-19 pandemic; (v) changes in our business strategy; (vi) changes in technology and market competition that affect utilization of our office, retail, broadcast or other facilities; (vii) changes in domestic or international tourism, including due to health crises such as the COVID-19 pandemic, geopolitical events, including global hostilities, currency exchange rates, and/or competition from recently opened observatories in New York City, any or all of which may cause a decline in Observatory visitors; (viii) defaults on, early terminations of, or non-renewal of, leases by tenants; (ix) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the current phasing out of LIBOR; (x) declining real estate valuations and impairment charges; (xi) termination of our ground leases; (xii) changes in our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due and potential limitations on our ability to borrow additional funds in compliance with drawdown conditions and financial covenants; (xiii) decreased rental rates or increased vacancy rates; (xiv) our failure to execute any newly planned capital project successfully or on the anticipated timeline or at the anticipated costs; (xv) difficulties in identifying and completing acquisitions; (xvi) risks related to our development projects (including our Metro Tower development site); (xvii) impact of changes in governmental regulations, tax laws and rates and similar matters; (xviii) our failure to qualify as a REIT; (xix) environmental uncertainties and risks related to climate change, adverse weather conditions, rising sea levels and natural disasters; and (xx) accuracy of our methodologies and estimates regarding ESG metrics and goals, tenant willingness and ability to collaborate in reporting ESG metrics and meeting ESG goals, and impact of governmental regulation on our ESG efforts. For a further discussion of these and other factors that could impact the Company’s future results, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact: Investors and Media

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@esrtreit.com

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Three Months Ended June 30,
	2022	2021
Revenues
Rental revenue	$149,339	$140,797
Observatory revenue	27,368	8,359
Lease termination fees	18,859	3,339
Third-party management and other fees	326	327
Other revenue and fees	2,130	586

Total revenues	198,022	153,408
Operating expenses
Property operating expenses	37,433	28,793
Ground rent expenses	2,332	2,332
General and administrative expenses	15,876	14,089
Observatory expenses	7,776	5,268
Real estate taxes	29,802	31,354
Depreciation and amortization	58,304	45,088

Total operating expenses	151,523	126,924

Total operating income	46,499	26,484
Other income (expense):
Interest income	431	164
Interest expense	(25,042)	(23,422)
Gain on disposition of property	27,170	—

Income before income taxes	49,058	3,226
Income tax (expense) benefit	(363)	1,185

Net income	48,695	4,411
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in the Operating Partnership	(18,224)	(1,285)
Noncontrolling interests in other partnerships	159	—
Preferred unit distributions	(1,051)	(1,051)

Net income attributable to common stockholders	$29,579	$2,075

Total weighted average shares
Basic	167,118	171,615

Diluted	270,085	278,436

Earnings per share attributable to common stockholders
Basic	$0.18	$0.01

Diluted	$0.18	$0.01

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Six Months Ended June 30,
	2022	2021
Revenues
Rental revenue	$296,853	$281,028
Observatory revenue	40,609	10,962
Lease termination fees	20,032	4,628
Third-party management and other fees	636	603
Other revenue and fees	3,926	1,491

Total revenues	362,056	298,712
Operating expenses
Property operating expenses	76,077	59,072
Ground rent expenses	4,663	4,663
General and administrative expenses	29,562	27,942
Observatory expenses	13,991	9,856
Real estate taxes	59,806	62,801
Depreciation and amortization	125,410	89,545

Total operating expenses	309,509	253,879

Total operating income	52,547	44,833
Other income (expense):
Interest income	580	286
Interest expense	(50,056)	(46,976)
Gain on disposition of property	27,170	—
Loss on early extinguishment of debt	—	(214)

Loss before income taxes	30,241	(2,071)
Income tax benefit	1,233	3,291

Net income	31,474	1,220
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in the Operating Partnership	(11,305)	335
Noncontrolling interests in other partnerships	222	—
Preferred unit distributions	(2,101)	(2,101)

Net income (loss) attributable to common stockholders	$18,290	$(546)

Total weighted average shares
Basic	168,099	172,183

Diluted	271,837	277,887

Earnings per share attributable to common stockholders
Basic	$0.11	$—

Diluted	$0.11	$—

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended June 30,
	2022	2021
Net income	$48,695	$4,411
Noncontrolling interests in other partnerships	159	—
Preferred unit distributions	(1,051)	(1,051)
Real estate depreciation and amortization	56,571	43,480
Gain on disposition of property	(27,170)	—

FFO attributable to common stockholders and the Operating Partnership	77,204	46,840
Amortization of below-market ground leases	1,958	1,958

Modified FFO attributable to common stockholders and the Operating Partnership	79,162	48,798

Core FFO attributable to common stockholders and the Operating Partnership	$79,162	$48,798

Total weighted average shares
Basic	270,078	277,893

Diluted	270,085	278,436

FFO per share
Basic	$0.29	$0.17

Diluted	$0.29	$0.17

Modified FFO per share
Basic	$0.29	$0.18

Diluted	$0.29	$0.18

Core FFO per share
Basic	$0.29	$0.18

Diluted	$0.29	$0.18

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Six Months Ended June 30,
	2022	2021
Net income	$31,474	$1,220
Noncontrolling interests in other partnerships	222	—
Preferred unit distributions	(2,101)	(2,101)
Real estate depreciation and amortization	121,985	86,584
Gain on disposition of property	(27,170)	—

FFO attributable to common stockholders and the Operating Partnership	124,410	85,703
Amortization of below-market ground leases	3,916	3,916

Modified FFO attributable to common stockholders and the Operating Partnership	128,326	89,619
Loss on early extinguishment of debt	—	214

Core FFO attributable to common stockholders and the Operating Partnership	$128,326	$89,833

Total weighted average shares
Basic	271,834	277,887

Diluted	271,837	277,887

FFO per share
Basic	$0.46	$0.31

Diluted	$0.46	$0.31

Modified FFO per share
Basic	$0.47	$0.32

Diluted	$0.47	$0.32

Core FFO per share
Basic	$0.47	$0.32

Diluted	$0.47	$0.32

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	June 30, 2022	December 31, 2021
Assets
Commercial real estate properties, at cost	$3,535,897	$3,500,917
Less: accumulated depreciation	(1,137,231)	(1,072,938)

Commercial real estate properties, net	2,398,666	2,427,979
Cash and cash equivalents	359,424	423,695
Restricted cash	53,335	50,943
Tenant and other receivables	43,672	18,647
Deferred rent receivables	233,194	224,922
Prepaid expenses and other assets	82,256	76,549
Deferred costs, net	193,436	202,437
Acquired below market ground leases, net	332,988	336,904
Right of use assets	28,781	28,892
Goodwill	491,479	491,479

Total assets	$4,217,231	$4,282,447

Liabilities and equity
Mortgage notes payable, net	$916,657	$948,769
Senior unsecured notes, net	973,555	973,373
Unsecured term loan facility, net	388,507	388,223
Accounts payable and accrued expenses	113,837	120,810
Acquired below market leases, net	20,178	24,941
Ground lease liabilities	28,781	28,892
Deferred revenue and other liabilities	80,008	84,358
Tenants’ security deposits	29,615	28,749

Total liabilities	2,551,138	2,598,115
Total equity	1,666,093	1,684,332

Total liabilities and equity	$4,217,231	$4,282,447